UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
March 5, 2008

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On March 5, 2008, the board of directors of BreitBurn Management Company, LLC (“BreitBurn Management”) set the annual cash payments under its Short-Term Incentive Plan (“STIP”) for the fiscal year ended December 31, 2007. The STIP provides for annual cash payments to eligible employees of BreitBurn Management, including the named executive officers listed below. The STIP is designed to focus employees on the operating and financial performance of BreitBurn Energy Partners L.P. (the “Partnership”) by linking their annual award payment to company, business unit, team and individual performance. Set forth below is the portion of the annual cash payments awarded to the named executive officers that was allocated to the Partnership under the terms of the Administrative Service Agreement it entered into with BreitBurn Management on October 10, 2006 (which was previously filed as Exhibit 10.4 to the Form 8-K filed on October 16, 2006).

Executive Officer	Title	2007 STIP Award
Randall H. Breitenbach	Co-Chief Executive Officer, Director	$282,000
Halbert S. Washburn	Co-Chief Executive Officer, Director	$282,000
James G. Jackson	Chief Financial Officer	$204,000
Chris E. Williamson	Vice President of Operations	$61,000
Bruce D. McFarland	Treasurer	$41,000

On March 5, 2008, the board of directors of BreitBurn GP, LLC approved, on behalf of the Partnership, the form of two Restricted Phantom Unit Agreements (the “Agreements”) that will be used to make grants to executives and non-executives under the Partnership’s 2006 Long Term Incentive Plan. Copies of the Agreements are attached to this Report as Exhibits 10.1 and 10.2 hereto and are incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Form of BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan Restricted Phantom Unit Agreement (Executive Form).

10.2	Form of BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan Restricted Phantom Unit Agreement (Non-Executive Form).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: March 11, 2008	By:	/s/ Halbert S. Washburn
Halbert S. Washburn
Co-Chief Executive Officer

EXHIBIT INDEX

10.1	Form of BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan Restricted Phantom Unit Agreement (Executive Form).

10.2	Form of BreitBurn Energy Partners L.P. 2006 Long-Term Incentive Plan Restricted Phantom Unit Agreement (Non-Executive Form).